CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts--Blue Chip Stock 2002 Series B, Premier American Portfolio:

We consent to the use of our report dated April 12, 2002, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

/s/ KPMG LLP

New York, New York
April 12, 2002